UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 19, 2004

(Date of earliest event reported)

Advanced Fibre Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28734	68-0277743

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

1465 North McDowell Boulevard	94954

(Address of principal executive offices)	(Zip Code)

(707) 794-7700

(Registrant’s telephone number,
including area code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Exhibit 2.1
Exhibit 4.1
Exhibit 99.1

Item 5. Other Events.

     On May 20, 2004, Advanced Fibre Communications, Inc., a Delaware corporation (“AFC”), and Tellabs, Inc., a Delaware corporation (“Tellabs”), issued a joint press release announcing the execution of an Agreement and Plan of Merger, dated as of May 19, 2004 (the “Merger Agreement”), among Tellabs, Chardonnay Merger Corp. a Delaware corporation and a wholly owned subsidiary of Tellabs (“Merger Sub”), and AFC. In accordance with the Merger Agreement, Merger Sub will merge with and into AFC (the “Merger”), followed by the merger of AFC with and into a wholly owned Delaware limited liability company of Tellabs with the limited liability company as the surviving entity.

     The consummation of the Merger is subject to the approval of the stockholders of AFC and Tellabs, the receipt of all requisite regulatory approvals and other customary closing conditions.

     In connection with the Merger, AFC has entered into an amendment (the “Rights Agreement Amendment”) to its Rights Agreement, dated May 13, 1998, as amended (the “Rights Agreement”). The Rights Agreement Amendment, among other things, provides that neither the execution and delivery of the Merger Agreement, nor the consummation of the Merger or other transactions contemplated by the Merger Agreement, will result in the rights becoming exercisable.

     A copy of the Merger Agreement, the Rights Agreement, and the joint press release issued by AFC and Tellabs on May 20, 2004, are each attached hereto as exhibits and are each incorporated herein by reference.

     Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of May 19, 2004, among Tellabs, Inc., Chardonnay Merger Corp. and Advanced Fibre Communications, Inc.

4.1	Second Amendment to Rights Agreement, dated as of May 19, 2004, between Advanced Fibre Communications, Inc. and Equiserve Trust Company, N.A., as rights agent.

99.1	Joint Press Release issued by Tellabs, Inc. and Advanced Fibre Communications, Inc. dated May 20, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: May 20, 2004

ADVANCED FIBRE COMMUNICATIONS, INC.

By:	/s/ John A. Schofield

John A. Schofield
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 19, 2004, among Tellabs, Inc., Chardonnay Merger Corp. and Advanced Fibre Communications, Inc.

4.1	Second Amendment to Rights Agreement, dated as of May 19, 2004, between Advanced Fibre Communications, Inc. and Equiserve Trust Company, N.A., as rights agent.

99.1	Joint Press Release issued by Tellabs, Inc. and Advanced Fibre Communications, Inc. dated May 20, 2004.